FORM 8-A

             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549

      FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
           PURSUANT TO SECTION 12(b) OR (g) OF THE
               SECURITIES EXCHANGE ACT OF 1934


VIRGINIA GAS COMPANY

                       Delaware
87-0443823
(State of incorporation or organization)     (I.R.S.
Employer Identification No.)

         120 South Court Street, Abingdon, VA 24210
           Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the
Act:

                                 Title of each class
Name of each exchange on which
                                   to be so registered
each class is to be registered


     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box.

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box.

     Securities to be registered pursuant to Section 12(g) of the Act:
                        Common Stock

(Title of class)

    Warrants to Purchase Common Stock for $9.90 per Share
                      (Title of class)

       INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be
Registered. This information is incorporated by reference to the Registration Statement filed by the Registrant on Form SB-2 (Registration No. 333-5362-NY) under the caption
"Description of Securities".

Item 2. Exhibits. This information is incorporated by reference to the Registration Statement filed by the Registrant on Form SB-2 (Registration No. 333-5362-NY) pursuant to the Securities Act of 1933, as amended.

                          SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Registrant:    Virginia Gas Company
Date:          October 11, 1996

By:        /s/ Michael L. Edwards
Michael L. Edwards, President